Exhibit 10.2

[Form of LTIP Non-Employee Award Agreement Amendment]

[Date]

[Name of Non-Employee Director]

Oragenics, Inc.

4902 Eisenhower Boulevard, Suite 125

Tampa FL 33634

Re: Amendment to Equity/Long-Term Incentive Award Agreement

Dear [Name of Non-Employee Director]:

This letter agreement (this “Amendment”) is made with reference to that certain Equity/Long-Term Incentive Award Agreement dated as of November 14, 2011 (the “Award Agreement”), each by and between Oragenics, Inc., a Florida corporation (the “Company”), and [                    ] (the “Director”)].

Extension of Termination Date. This Amendment amends and extends the Termination Date, as defined in the Award Agreement, from December 31, 2013 to December 31, 2014.

Additional Performance Goal Award Opportunities. This Amendment amends the performance award opportunities by adding the following Performance Goals:

(ix)	Successful filing and acceptance by the FDA of an IND on first lantibiotic candidate.

(x)	First dose of a lantibiotic administered to a patient under an Oragenic’s sponsored clinical study.

(xi)	Capital raise by the Company of $12,000,000 or more in a single year.

(xii)	Broaden Intrexon relationship to include new area outside of lantibiotics as evidenced by a Board approved amended or new ECC Agreement that includes a new therapeutic area.

The Award Percentage corresponding to particular Performance Goals added hereby are as set forth in Table A:

Table A

Performance Goals
	(ix) Lantibiotic IND		(x) Human Exposure to Lantibotic		(xi) Company Capital Raise		(xii) Expand or Enter into New Collaboration Agreement
Award Percentage	[	]%	[	]%	[	]%	[	]%

Except for the amendment of the Termination Date and the additional Performance Goal Award Opportunities set forth in the preceding paragraphs, the other terms and conditions of the Award Agreements continue in effect (including, without limitation, the termination and forfeiture provisions of the Award Agreement or prior to a termination of the award recipient’s services).

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If this Agreement accurately sets forth our understanding with respect to the foregoing matters, please indicate your acceptance by signing this Agreement below and returning it to me. A duplicate copy of this Agreement is included for your records.

Oragenics, Inc.

By:
Print Name:
Title:

Accepted and Agreed:

[Name]

Date: